EXHIBIT 11.1

                       PACKAGED ICE, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

                                                                                                  YEAR ENDED DECEMBER 31,
                                                                                       --------------------------------------------
                                                                                        1999(1)           1998(1)           1997(1)
                                                                                       --------          --------          --------
                                                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BASIC EARNINGS PER SHARE:
Weighted average common shares outstanding ...................................           17,565             4,886             3,600
                                                                                       --------          --------          --------
      Net loss before extraordinary item
           attributable to common shareholders ...............................         $  (0.53)         $  (2.35)         $  (2.40)
                                                                                       ========          ========          ========
      Net loss attributable to common shareholders ...........................         $  (0.53)         $  (5.91)         $  (2.40)
                                                                                       ========          ========          ========

DILUTED EARNINGS PER SHARE:
Weighted average common shares outstanding ...................................           17,565             4,886             3,600
Shares issuable from assumed conversion of
      common share options and warrants ......................................              737             1,754               775
Convertible demand notes .....................................................             --                --                   6
                                                                                       --------          --------          --------
Weighted average common shares outstanding, as adjusted ......................           18,302             6,640             4,381
                                                                                       ========          ========          ========
      Net loss before extraordinary item
           attributable to common shareholders ...............................         $  (0.51)         $  (1.73)         $  (1.97)
                                                                                       ========          ========          ========
      Net loss attributable to common shareholders ...........................         $  (0.51)         $  (4.35)         $  (1.97)
                                                                                       ========          ========          ========
EARNINGS FOR BASIC AND DILUTED COMPUTATION:
Net loss before extraordinary item and preferred dividends ...................         $ (6,315)         $ (5,586)         $ (8,439)
Extraordinary item ...........................................................             --             (17,387)             --
Preferred share dividends ....................................................           (3,078)           (5,918)             (198)
                                                                                       --------          --------          --------
Net loss attributable to common shareholders (basic
      earnings per share computation).........................................           (9,393)          (28,891)           (8,637)
Interest expense on convertible demand notes .................................             --                --                   1
                                                                                       --------          --------          --------
      Net loss attributable to common shareholders, as
           adjusted (diluted earnings per share computation) .................         $ (9,393)         $(28,891)         $ (8,636)
                                                                                       ========          ========          ========

(1) This calculation is submitted in accordance with Regulation S-K; although it is contrary to paragraphs 13 and 27 of the Financial Accounting Standards Board's Statement of Financial Standard No. 128 because it produces an antidilutive result.